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                                                                     Exhibit 3.2



                                     BYLAWS

                                       OF

                          UNITED MERIDIAN CORPORATION

                                (the "Company")



                       (as amended through May 21, 1997)
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                                TABLE OF CONTENTS


                                                                        Page
                                                                        ----

I.   OFFICES............................................................ 1
     1.1 Additional Offices............................................. 1
II.  STOCKHOLDERS MEETINGS.............................................. 1
     2.1 Annual Meetings................................................ 1
     2.2 Special Meetings............................................... 1
     2.3 Notice of Stockholder Business and Nominations................. 1
         2.3.1 Annual Meetings of Stockholders.......................... 1
         2.3.2 Special Meetings of Stockholders......................... 2
         2.3.3 General.................................................. 3
     2.4 Quorum......................................................... 3
     2.5 Voting of Share................................................ 4
         2.5.1 Voting Lists............................................. 4
         2.5.2 Votes Per Share.......................................... 4
         2.5.3 Proxies.................................................. 4
         2.5.4 Required Vote............................................ 4
III. DIRECTORS.......................................................... 4
     3.1 Purpose........................................................ 4
     3.2 Number......................................................... 4
     3.3 Election....................................................... 5
     3.4 Vacancies...................................................... 5
     3.5 Removal........................................................ 5
     3.6 Compensation................................................... 5
IV.  BOARD MEETINGS..................................................... 5
     4.1 Annual Meetings................................................ 5
     4.2 Regular Meetings............................................... 5
     4.3 Special Meetings............................................... 5
     4.4 Quorum, Required Vote.......................................... 6
     4.5 Consent In Lieu of Meeting..................................... 6
V.   COMMITTEES......................................................... 6
     5.1 Establishment.................................................. 6
     5.2 Available Powers............................................... 6
     5.3 Unavailable Powers............................................. 6
     5.4 Alternate Members.............................................. 6
     5.5 Procedures..................................................... 7
VI.  OFFICERS........................................................... 7
     6.1 Elected Officers............................................... 7
         6.1.1 Chairman of the Board.................................... 7
         6.1.2 President................................................ 7
         6.1.3 Vice Chairman............................................ 7
         6.1.4 Vice Presidents.......................................... 8


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          6.1.5 Secretary..............................................  8
          6.1.6 Assistant Secretaries..................................  8
          6.1.7 Treasurer..............................................  8
          6.1.8 Assistant Treasurer....................................  8
          6.1.9 Divisional Officers....................................  9
      6.2 Election.....................................................  9
      6.3 Appointed Officers...........................................  9
      6.4 Multiple Officeholders, Stockholder and Director Officers....  9
      6.5 Compensation, Vacancies......................................  9
      6.6 Additional Powers and Duties.................................  9
VII.  SHARE CERTIFICATES............................................... 10
      7.1 Entitlement to Certificates.................................. 10
      7.2 Multiple Classes of Stock.................................... 10
      7.3 Signatures................................................... 10
      7.4 Issuance and Payment......................................... 10
      7.5 Lost Certificates............................................ 10
      7.6 Transfer of Stock............................................ 10
      7.7 Registered Stockholders...................................... 11
VIII. MISCELLANEOUS.................................................... 11
      8.1 Place of Meetings............................................ 11
      8.2 Fixing Record Dates.......................................... 11
      8.3 Means of Giving Notice....................................... 11
      8.4 Waiver of Notice............................................. 11
      8.5 Attendance via Communications Equipment...................... 12
      8.6 Dividends.................................................... 12
      8.7 Reserves..................................................... 12
      8.8 Reports to Stockholders...................................... 12
      8.9 Contracts and Negotiable Instruments......................... 12
      8.10 Fiscal Year................................................. 12
      8.11 Seal........................................................ 13
      8.12 Books and Records........................................... 13
      8.13 Resignation................................................. 13
      8.14 Indemnification............................................. 13
      8.15 Insurance................................................... 13
      8.16 Surety Bonds................................................ 13
      8.17 Interested Directors, Officers and Stockholders............. 13
           8.17.1 Validity............................................. 13
           8.17.2 Disclosure, Approval................................. 14
           8.17.3 Quorum............................................... 14
      8.18 Proxies in Respect of Securities of Other Corporations...... 14
      8.19 Amendments.................................................. 14


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                                    BYLAWS

                                 I.   OFFICES.

        1.1 Additional Offices. The Company may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and without the State of Delaware, as the Board of Directors of the Company (the "Board") may from time to time determine or as the business and affairs of the Company may require.

                          II.  STOCKHOLDERS MEETINGS.

        2.1 Annual Meetings. Annual meetings of stockholders shall be held at a place and time on any weekday which is not a holiday and which is not more than 150 days after the end of the fiscal year of the Company, as shall be designated by the Board and stated in the notice of the meeting, at which the stockholders shall elect the directors of the Company and transact such other business as may properly be brought before the meeting.

        2.2 Special Meetings. A special meeting of the stockholders of the Company entitled to vote on any business to be considered at any such meeting may be called by the chairman of the board or the president, and shall be called by the chairman of the board, the vice chairman, if any, or the president, or any vice president or the secretary, where directed to do so by resolution of the Board.

        2.3 Notice of Stockholder Business and Nominations.

            2.3.1 Annual Meetings of Stockholders.

        a. Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) by or at the direction of the Board or (ii) by any stockholder of the Company who is entitled to vote at the meeting, who complies with the notice procedures set forth in clauses (b) and (c) of this Section
2.3.1 and who is a stockholder of record at the time such notice is delivered to the secretary of the Company.

        b. For nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (ii) of Section 2.3.1(a) above, the stockholder must have given timely notice thereof in writing to the secretary of the Company and such business must be a proper subject for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the Company not less than seventy (70) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than seventy (70) days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth (90/th/) day prior to such annual meeting and not later than the close of business on the later of the seventieth (70/th/) day prior to such annual meeting or the
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tenth (10/th/) day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (X) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner and (Y) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

        c. Notwithstanding anything in the second sentence of Section 2.3.1(b) above to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Company at least eighty (80) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by Section 2.3.1(b) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Company not later than the close of business on the tenth (10/th/) day following the day on which such public announcement is first made by the Company.

           2.3.2 Special Meetings of Stockholders. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board or (ii) by any stockholder of the Company who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 2.3.2 and who is a stockholder of record at the time such notice is delivered to the secretary of the Company. Nominations by stockholders of persons for election to the Board may be made at such a special meeting of stockholders if the stockholder's notice as required by Section 2.3.1.(b) shall be delivered to the secretary at the principal executive office of the Company not earlier than the ninetieth (90/th/) day prior to such special meeting and not later than the close of business on the later of the seventieth (70/th/) day prior to such special meeting or the tenth (10/th/) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

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            2.3.3 General.

        a. Only persons who are nominated in accordance with the procedures set forth in this Section 2.3 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this
Section 2.3.

        b. Except as otherwise provided by law, the certificate of incorporation or this Section 2.3, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section
2.3 and, if any proposed nomination or business is not in compliance with this
Section 2.3, to declare that such defective proposal or nomination shall be disregarded.

        c. For purposes of this Section 2.3, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

         d. Notwithstanding the foregoing provisions of this Section 2.3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.3. Nothing in this Section 2.3 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect directors under specified circumstances or to consent to specific actions taken by the Company.

        2.4 Quorum. The presence at a stockholders meeting of the holders, present in person or represented by proxy, of capital stock of the Company representing a majority of the votes of all capital stock of the Company entitled to vote thereat shall constitute a quorum at such meeting for the transaction of business except as otherwise provided by law, the certificate of incorporation or these bylaws. If a quorum shall not be present or represented at any meeting of the stockholders, a majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of said meeting shall be given to each stockholder entitled to vote at said meeting. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

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        2.5 Voting of Shares.

            2.5.1 Voting Lists. The officer or agent who has charge of the stock ledger of the Company shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote thereat arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at said meeting.

            2.5.2 Votes Per Share. Unless otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote in person or by proxy at every stockholders meeting for each share of capital stock held by such stockholder.

            2.5.3 Proxies. No proxy shall be voted on or after three (3) years from its date, unless the proxy provides for a longer period.

            2.5.4 Required Vote. When a quorum is present at any meeting, the vote of the holders of capital stock of the Company representing a majority of the votes of all capital stock of the Company present in person or represented by proxy and entitled to vote at such meeting shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or the certificate of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.


                               III.  DIRECTORS.

        3.1 Purpose. The business of the Company shall be managed by or under the direction of the Board, which may exercise all such powers of the Company and do all such lawful acts and things as are not by law, the certificate of incorporation or these bylaws directed or required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.

        3.2 Number. The number of directors constituting the Board shall never be less than one and shall be determined by resolution of the Board.

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        3.3 Election. Directors shall be elected by the stockholders by plurality vote at an annual stockholders meeting as provided in the certificate of incorporation, except as hereinafter provided, and each director shall hold office until his successor has been duly elected and qualified.

        3.4 Vacancies. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until their successors are duly elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by law. If, at the time of filling any vacancy or any newly-created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly-created directorships, or to replace the directors chosen by the directors then in office. No decrease in the size of the Board shall serve to shorten the term of the incumbent director.

        3.5 Removal. Unless otherwise restricted by the certificate of incorporation or these bylaws, any director or the entire Board may be removed, with or without cause, by a majority vote of the shares entitled to vote at an election of directors, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting; provided, however, that unless the certificate of incorporation otherwise provides, for so long as the Board is divided into one, two or three classes, such removal may be effected only for cause.

        3.6 Compensation.    Unless otherwise restricted by the certificate of
incorporation or these bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of the committees of the Board may be allowed like compensation for attending committee meetings.

                              IV.  BOARD MEETINGS

        4.1 Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders' meeting at the place of the stockholders' meeting. No notice to the directors shall be necessary to legally convene this meeting, provided a quorum is present.

        4.2 Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times and places as shall from time to time be determined by resolution of the Board and communicated to all directors.

        4.3 Special Meetings. Special meetings of the Board (i) may be called by the chairman of the board, vice chairman or president and (ii) shall be called by the president or

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secretary on the written request of two directors or the sole director, as the case may be. Notice of each special meeting of the Board shall be given, either personally or as hereinafter provided, to each director at least 24 hours before the meeting if such notice is delivered personally or by means of telegram, telex or facsimile transmission and delivery; two days before the meeting if such notice is delivered by a recognized express delivery service; and three days before the meeting if such notice is delivered through the United States mail. Any and all business may be transacted at a special meeting which may be transacted at a regular meeting of the Board. Except as may be otherwise expressly provided by law, the certificate of incorporation or these bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.

        4.4 Quorum, Required Vote. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law, the certificate of incorporation or these bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

        4.5 Consent In Lieu of Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                V.  COMMITTEES.

        5.1 Establishment. The Board may by resolution establish, name or dissolve one or more committees, each committee to consist of one or more of the directors. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

        5.2 Available Powers. Any such committee, to the extent provided in the resolution of the Board establishing such committee and as limited by law, the certificate of incorporation and these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it.

        5.3 Unavailable Powers. No committee of the Board shall have the power or authority to approve or adopt, or recommend to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or to adopt, amend or repeal any bylaw of the Company.

        5.4 Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or

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members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

        5.5 Procedures. Time, place and notice, if any, of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members designated by the Board shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by law, the certificate of incorporation or these bylaws. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

                                VI.  OFFICERS.

        6.1 Elected Officers. The Board shall elect a president, a treasurer and a secretary (collectively, the "Required Officers") having the respective duties enumerated below and may elect such other officers having the titles and duties set forth below which are not reserved for the Required Officers or such other titles and duties as the Board may by resolution from time to time establish:

            6.1.1 Chairman of the Board. The chairman of the board shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board or these bylaws. The chairman of the board shall preside when present at all meetings of the stockholders and the Board. The chairman of the board may execute bonds, mortgages and other contracts requiring a seal under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Company.

            6.1.2 President. The president shall advise and counsel the chairman of the board and other officers and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board or these bylaws. In the absence of the chairman of the board or in the event of his inability or refusal to act, the president shall perform the duties and exercise the powers of the chairman of the board. The president may execute bonds, mortgages and other contracts requiring a seal under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Company.

            6.1.3 Vice Chairman. The vice chairman shall advise and counsel the chairman of the board, the president and other officers and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board or these bylaws. In the absence of the chairman of the board or the president, or in the event of their collective inability or refusal to act, the vice chairman shall perform the duties and exercise the powers of the chairman of the board. The vice chairman may execute bonds, mortgages and other

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contracts requiring a seal under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Company.

            6.1.4 Vice Presidents. In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election or appointment) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the Board may from time to time prescribe.

            6.1.5 Secretary. The secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record all the proceedings of such meetings in books to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board or the president. He shall have custody of the corporate seal of the Company and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board may give general authority to any other officer to affix the seal of the Company and to attest the affixing thereof by his signature.

            6.1.6 Assistant Secretaries. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

            6.1.7 Treasurer. The treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. He shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the president and the Board, at its regular meetings, or when the Board so requires, an account of all his transactions as treasurer and of the financial condition of the Company.

            6.1.8 Assistant Treasurer. The assistant treasurer, or if there be more than one, the assistant treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

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

            6.1.9 Divisional Officers. Each division of the Company, if any, may have a president, secretary, treasurer or controller and one or more vice presidents, assistant secretaries, assistant treasurers and other assistant officers. Any number of such offices may be held by the same person. Such divisional officers will be appointed by, report to and serve at the pleasure of the Board and such other officers that the Board may place in authority over them. The officers of each division shall have such authority with respect to the business and affairs of that division as may be granted from time to time by the Board, and in the regular course of business of such division may sign contracts and other documents in the name of the division where so authorized; provided that in no case and under no circumstances shall an officer of one division have authority to bind any other division of the Company except as necessary in the pursuit of the normal and usual business of the division of which he is an officer.

        6.2 Election. All elected officers shall serve until their successors are duly elected and qualified or until their earlier death, disqualification, retirement, resignation or removal from office.

        6.3 Appointed Officers. The Board may also appoint or delegate the power to appoint such other officers, assistant officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary, and the titles and duties of such appointed officers may be as described in Section 6.1 for elected officers; provided that the Required Officers and any officer, such as the chairman of the board or the vice chairman, possessing authority over or responsibility for any functions of the Board shall be elected officers.

        6.4 Multiple Officeholders, Stockholder and Director Officers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide. Officers need not be stockholders or residents of the State of Delaware. Officers, such as the chairman of the board or the vice chairman, possessing authority over or responsibility for any function of the Board must be directors.

        6.5 Compensation, Vacancies. The compensation of elected officers shall be set by the Board. The Board shall also fill any vacancy in an elected office. The compensation of appointed officers and the filling of vacancies in appointed offices may be delegated by the Board to the same extent as permitted by these bylaws for the initial filling of such offices.

        6.6 Additional Powers and Duties. In addition to the foregoing especially enumerated powers and duties, the several elected and appointed officers of the Company shall perform such other duties and exercise such further powers as may be provided by law, the certificate of incorporation or these bylaws or as the Board may from time to time determine or as may be assigned to them by any competent committee or superior officer.

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                           VII.  SHARE CERTIFICATES.

        7.1 Entitlement to Certificates. Every holder of the capital stock of the Company, unless and to the extent the Board by resolution provides that any or all classes or series of stock shall be uncertificated, shall be entitled to have a certificate, in such form as is approved by the Board and conforms with applicable law, certifying the number of shares owned by him.

        7.2 Multiple Classes of Stock. If the Company shall be authorized to issue more than one class of capital stock or more than one series of any class, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall, unless the Board shall by resolution provide that such class or series of stock shall be uncertificated, be set forth in full or summarized on the face or back of the certificate which the Company shall issue to represent such class or series of stock; provided that, to the extent allowed by law, in lieu of such statement, the face or back of such certificate may state that the Company will furnish a copy of such statement without charge to each requesting stockholder.

        7.3 Signatures. Each certificate representing capital stock of the Company shall be signed by or in the name of the Company by (1) the chairman of the board, the vice chairman, the president or a vice president; and (2) the treasurer, an assistant treasurer, the secretary or an assistant secretary of the Company. The signatures of the officers of the Company may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office before such certificate is issued, it may be issued by the Company with the same effect as if he held such office on the date of issue.

        7.4 Issuance and Payment. Subject to the provisions of the law, the certificate of incorporation or these bylaws, shares may be issued for such consideration and to such persons as the Board may determine from time to time. Shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate was issued.

        7.5 Lost Certificates. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

        7.6 Transfer of Stock. Upon surrender to the Company or its transfer agent, if any, of a certificate for shares duly endorsed or accompanied by proper evidence of succession,

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assignation or authority to transfer and of the payment of all taxes applicable to the transfer of said shares, the Company shall be obligated to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; provided, however, that the Company shall not be so obligated unless such transfer was made in compliance with applicable state and federal securities laws.

        7.7 Registered Stockholders. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, vote and be held liable for calls and assessments and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person other than such registered owner, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                             VIII.  MISCELLANEOUS.

        8.1 Place of Meetings. All stockholders, directors and committee meetings shall be held at such place or places, within or without the State of Delaware, as shall be designated from time to time by the Board or such committee and stated in the notices thereof. If no such place is so designated, said meetings shall be held at the principal business office of the Company.

        8.2 Fixing Record Dates. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to receive payment of any dividend or other distribution or allotment of any rights, to exercise any rights in respect of any change, conversion or exchange of stock or to effect any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to any such action. In the absence of any action by the Board, the date on which a notice of meeting is given, or the date the Board adopts the resolution declaring a dividend or other distribution or allotment or approving any change, conversion or exchange, as the case may be, shall be the record date. A record date validly fixed for any meeting of stockholders shall be valid for any adjournment of said meeting and shall, at the Board's election, be valid for any reconventions and readjournments of said meeting made no later than ninety (90) days after said record date.

        8.3 Means of Giving Notice. Whenever, under law, the certificate of incorporation or these bylaws, notice is required to be given to any director or stockholder, such notice may be given in writing and delivered personally, through the United States mail, by a recognized express delivery service (such as Federal Express) or by means of telegram, telex or facsimile transmission, addressed to such director or stockholder at his address or telex or facsimile transmission number, as the case may be, appearing on the records of the Company, with postage and fees thereon prepaid. Such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with an express delivery service or when transmitted, as the case may be.

        8.4 Waiver of Notice. Whenever any notice is required to be given under law, the certificate of incorporation or these bylaws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, shall be deemed equivalent

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to such required notice. All such waivers shall be filed with the corporate records. Attendance at a meeting shall constitute a waiver of notice of such meeting, except that where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        8.5 Attendance via Communications Equipment. Unless otherwise restricted by law, the certificate of incorporation or these bylaws, members of the Board, any committee thereof or the stockholders may hold a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can effectively communicate with each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        8.6 Dividends. Dividends on the capital stock of the Company, paid in cash, property, or securities of the Company and as may be limited by applicable law and applicable provisions of the certificate of incorporation (if any), may be declared by the Board.

        8.7 Reserves. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purpose as the Board shall determine to be in the best interest of the Company; and the Board may modify or abolish any such reserve in the manner in which it was created.

        8.8 Reports to Stockholders. The Board shall present at each annual meeting of stockholders, and at any special meeting of stockholders when called for by vote of the stockholders, a statement of the business and condition of the Company.

        8.9 Contracts and Negotiable Instruments. Except as otherwise provided by law or these bylaws, any contract or other instrument relative to the business of the Company may be executed and delivered in the name of the Company and on its behalf by the chairman of the board, the vice chairman or the president; and the Board may authorize any other officer or agent of the Company to enter into any contract or execute and deliver any contract in the name and on behalf of the Company, and such authority may be general or confined to specific instances as the Board may by resolution determine. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents and in such manner as are permitted by these bylaws and/or as, from time to time, may be prescribed by resolution (whether general or special) of the Board. Unless authorized so to do by these bylaws or by the Board, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement, or to pledge its credit, or to render it liable pecuniarily for any purpose or to any amount.

        8.10 Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board.

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        8.11 Seal.  The seal of the Company shall be in such form as shall from time to time be adopted by the Board. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

        8.12 Books and Records. The Company shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders, Board and committees and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

        8.13 Resignation. Any director, committee member, officer or agent may resign by giving written notice to the chairman of the board, the vice chairman, the president or the secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        8.14 Indemnification. The Company shall indemnify any person who was or is a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the extent set forth in the certificate of incorporation.

        8.15 Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability.

        8.16 Surety Bonds. Such officers and agents of the Company (if any) as the president or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Company, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Company, in such amounts and by such surety companies as the president or the Board may determine. The premiums on such bonds shall be paid by the Company, and the bonds so furnished shall be in the custody of the secretary.

        8.17 Interested Directors, Officers and Stockholders.

             8.17.1 Validity. No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee

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which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose.

             8.17.2 Disclosure, Approval. The foregoing shall, however, apply only if:

                    (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                    (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

                    (3) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board, a committee or the shareholders.

             8.17.3 Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

        8.18 Proxies in Respect of Securities of Other Corporations. The chairman of the board, the vice chairman, the president, any vice president or the secretary may from time to time appoint an attorney or attorneys or an agent or agents for the Company to exercise, in the name and on behalf of the Company, the powers and rights which the Company may have as the holder of stock or other securities in any other corporation to vote or consent in respect of such stock or other securities, and the chairman of the board, the vice chairman, the president, any vice president or the secretary may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and the chairman of the board, the vice chairman, the president, any vice president or the secretary may execute or cause to be executed, in the name and on behalf of the Company and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in order that the Company may exercise such powers and rights.

        8.19 Amendments. These bylaws may be altered, amended, repealed or replaced by the stockholders, or by the Board when such power is conferred upon the Board by the certificate of incorporation, at any annual stockholders meeting or annual or regular meeting of the Board, or at any special meeting of the stockholders or of the Board if notice of such alteration, amendment, repeal or replacement is contained in the notice of such special meeting. If the power to adopt, amend, repeal or replace these bylaws is conferred upon the Board by the certificate of incorporation, the power of the stockholders to so adopt, amend, repeal or replace these bylaws shall not be divested or limited thereby.

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